Exhibit 99.1

For Immediate Release

For more information, contact:

Jon Lintvet, Chief Marketing Officer
Phone: (757) 233-8357
Email: lintvet@arinet.com

Investor Contact:

Joe Dorame, Robert Blum, Joe Diaz
Lytham Partners, LLC
Phone: (602) 889-9700

Email: aris@lythampartners.com

ARI to Acquire the Retail Division Assets of 50 Below, Inc.

Acquisition strengthens ARI’s position; creates opportunities in new high-growth markets

Milwaukee, Wis., November 13, 2012 – ARI Network Services, Inc. (OTCBB:ARIS), a leader in creating, marketing, and supporting SaaS and DaaS solutions that connect consumers, dealers, distributors, and manufacturers in selected vertical markets, announced today that the U.S. Bankruptcy Court, District of Minnesota, approved the sale of the retail division assets of Fifty Below Sales & Marketing, Inc. to ARI’s wholly-owned subsidiary. The retail division of 50 Below is a leading provider of eCommerce websites in the powersports, automotive tire & wheel aftermarket, medical equipment and pool and spa industries. The transaction is expected to close in the month of November.

“This acquisition is consistent with our strategy to grow the business organically and through strategic acquisitions. The addition of 50 Below’s retail services employees and customers will help to accelerate our entry into new, high-growth markets, including the automotive aftermarket, specifically automotive tire & wheel dealers,” said Roy W. Olivier, CEO and President of ARI. “The combination of 50 Below’s retail division with ARI’s team, unparalleled catalog of enriched manufacturer and aftermarket content, as well as our award-winning products, will be powerful. 50 Below’s technology and focus strengthens ARI’s position in these markets and is consistent with our mission to help our customers sell more product.”

ARI has nearly a 20-year history of supporting the powersports industry and providing dealers, distributors and manufacturers with innovative solutions that help drive service and sales. “This acquisition not only positions ARI as the premier provider of dealer websites in the powersports industry but also establishes ARI as one of the largest providers of equipment dealer websites more broadly,” added Olivier. “In addition it provides ARI with more than 2,000 dealer websites in the automotive tire & wheel industry and two new potential growth opportunities in the medical equipment and pool and spa markets to explore.”

“50 Below’s retail division powers more than 3,500 dealer websites,” said Darin Janecek, Chief Financial Officer at ARI. “The division reported $10 million in revenue during the first nine months of 2012 and we expect the acquisition should have a significant positive impact on our top line.  These additional revenues will allow us to further leverage our fixed cost structure and significantly enhance EBITDA and earnings per share. ”

According to Janecek, ARI plans on making the Duluth office the center of its automotive and powersports operations. “It is our intention to invest in the Duluth operations, leveraging the experience of 50 Below’s talented team who are ready to hit the ground running with the support of a profitable and growing business behind them.”

About ARI

ARI Network Services, Inc. (“ARI” or the “Company”) is a leader in creating, marketing, and supporting software, software as a service (“SaaS”) and data as a service (“DaaS”) solutions that enhance revenue and reduce costs for our customers. Our innovative, technology-enabled solutions connect the community of consumers, dealers, distributors, and manufacturers to help our customers efficiently service and sell more whole goods, parts, garments, and accessories (“PG&A”) worldwide in selected vertical markets that include power sports, outdoor power equipment, marine, and white goods. We estimate that approximately 19,000 equipment dealers, 140 manufacturers, and 195 distributors worldwide leverage our technology to drive revenue, gain efficiencies and increase customer satisfaction.

For more information on ARI, please visit www.arinet.com

Forward Looking Statements

Certain statements in this news release contain “forward‐looking statements” regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933.  All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements.  These statements are based on current expectation and information and the beliefs and assumptions of ARI’s management.  Words such as “expects,” “anticipates,” “goals,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements.  By their nature, forward-looking statements are based on various assumptions and are subject to inherent risks and uncertainties.  Readers are cautioned not to place undue reliance on our forward-looking statements as a number of factors could cause actual future results, conditions, actions or events to differ materially from the expectations or intentions expressed in the forward-looking statements.  Such factors include, but are not limited to: the possibility that the proposed transaction does not close when expected or at all due to ARI’s inability to obtain requisite consents of its primary lender in connection with financing for the transaction, or for other reasons that may or may not be within ARI’s control; uncertainties relating to the specific scope and nature of the assets proposed to be acquired, which uncertainties are inherent in acquisitions of assets that are part of a bankruptcy estate; and those other factors described in Part 1A of ARI’s annual report on Form 10-K for fiscal year ended July 31, 2012, filed with the Securities and Exchange Commission.  The forward-looking statements are made only as of the date hereof, and ARI undertakes no obligation to update these forward-looking statements except as may be required by applicable law or regulations.  For more information, please refer to the ARI’s filings with the Securities and Exchange Commission.